UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2016, the Appellate Division of the Supreme Court of the State of New York entered an order denying the appeal of RXR Realty (“RXR”) in RXR’s litigation with New York REIT, Inc. (the “Company”). The appeal related to the partial summary judgment granted by the Supreme Court of the State of New York on the Company’s motion at oral argument on March 24, 2016. Pursuant to the partial summary judgment, the trial court dismissed RXR’s disgorgement claims against the Company, permitting only a limited, immaterial claim against the Company for RXR’s cost of producing due diligence-related material to proceed. The litigation, which is described in more detail in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016 filed with the Securities and Exchange Commission on November 9, 2016, relates to the Company’s purchase of its 48.9% interest in Worldwide Plaza in October 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel Michael A. Happel Chief Executive Officer and President